UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2020

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2020, RespireRx Pharmaceuticals Inc. (the “Company”) and Power Up Lending Group Ltd. (the “Lender”) entered into a Securities Purchase Agreement (the “SPA”), dated as of June 7, 2020, pursuant to which the Lender will loan $43,000 to the Company in return for a convertible promissory note (the “Note”). The proceeds of the loan, which will equal $40,000 after payment of $2,500 in legal fees and $500 in due diligence fees, will be used for general corporate purposes.

The Note will be payable on June 7, 2021 (the “Maturity Date”), and bear interest at a rate equal to 12% per annum, with any amount of principal or interest which is not paid when due bearing interest at the rate of 22% per annum.

The Lender has the right, at any time during the period beginning on the date that is 180 days following the date of the Note and ending on the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in the Note), to convert any outstanding and unpaid amount of the Note into shares of the Company’s common stock (“Conversion Shares”), provided that such conversion would not result in the Lender beneficially owning more than 4.99% of the Company’s common stock. Subject to certain limitations and adjustments as described in the Note, the Lender may convert at a per share conversion price equal to 61% of the lowest Trading Price, as defined in the Note, of the common stock as reported by the exchange on which the Company’s shares are traded, for the twenty trading days prior to, but excluding, the day upon which a notice of conversion is received by the Company. Upon the conversion of all amounts due under the Note, the Note would be deemed repaid and terminated.

The Company may prepay the outstanding principal amount under the Note during the first 180 days by paying a certain percentage of the sum of the outstanding principal, interest, default interest and other amounts owed. Such percentage varies from 120% to 145% depending on the period in which the prepayment occurs, as set forth in the Note. During the period in which the Note is outstanding, subject to certain limited exceptions, the Company must notify the Lender in advance of closing of any financing transactions with third party investors. At the Lender’s discretion, the Company must amend and restate the Note, (including its conversion terms) and the Conversion Shares to be identical to the instruments evidencing such financing transaction.

The Note and the shares of common stock issuable upon conversion thereof were offered and sold to the Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, which include Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 promulgated by the SEC under the 1933 Act. Pursuant to these exemptions, the Lender represented to the Company under the SPA, among other representations, that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

The descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the SPA and the Note, which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Securities Purchase Agreement, dated June 7, 2020, between RespireRx Pharmaceuticals Inc. and Power Up Lending Group Ltd.
99.2	Convertible Promissory Note, dated June 7, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2020	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer